FIRST CHESTER COUNTY CORPORATION

BY-LAWS

ARTICLE I

OFFICES

Section 1.01     Registered Office. The location and post office address of the registered office of the Corporation in Pennsylvania shall be as specified in the Articles of Incorporation.

Section 1.02     Other Offices. The Corporation shall also have offices at such other places within or without the Commonwealth of Pennsylvania as the Board of Directors may from time to time appoint and the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 2.01     Place of Meetings. All meetings of the shareholders shall be held at such place, within or without the Commonwealth, as may be designated from time to time by the Board of Directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2.02     Date of Annual Meetings. An annual meeting of the shareholders commencing with the year 1985, shall be held in each calendar year within five months after the end of the fiscal year of the Corporation on such day and at such time and place as the Board of Directors shall fix, at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting. Any business may be transacted at the annual meeting, irrespective of whether the notice of such meeting contains a reference thereto, except as otherwise provided in these By-Laws, or by statute.

Section 2.03     Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called at any time by the Chairman of the Board or the President or a majority of the Board of Directors, or shareholders entitled to cast at least one-fifth of the votes which all shareholders are entitled to cast at the particular meeting, upon written request delivered to the Secretary of the Corporation. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of any such request, it shall be the duty of the Secretary to call a special meeting of the shareholders to be held at such time, not more than sixty days after the receipt of the request, as the Secretary may fix. If the Secretary shall neglect or refuse to issue such call, the person or persons making the request may issue the call. Business transacted at all special meetings of shareholders shall be limited to the purposes stated in the notice.

Section 2.04     Notice. Written notice of every meeting of the shareholders, specifying the place, date and hour and the general nature of the business of the meeting, shall be given either personally or by mail or by telegram at least five days prior to the meeting, unless a greater period of notice is required by statute, to each shareholder entitled to vote thereat.

Section 2.05     List of Shareholders. The officer or agent having charge of the transfer books for shares of the Corporation shall prepare and make, at least five days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address and the number of shares held by each, which list shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

Section 2.06     Quorum. A shareholder’s meeting duly called shall not be organized for the transaction of business unless a quorum is present. Unless provided otherwise by statute, the Articles of Incorporation, or these By-Laws, the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on the particular matter shall be requisite and shall constitute a quorum for the purpose of considering such matter. The shareholders present at a duly organized meeting can continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum. If a meeting of the shareholders cannot be organized because a quorum has not attended, the shareholders entitled to vote thereat, present in person or by proxy, shall have power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine. In the case of any meeting called for the election of directors, those who attend the second of such adjourned meetings, although less than a quorum, shall nevertheless constitute a quorum for the purpose of electing directors. At any adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.07     Voting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the shares having voting powers, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Except as otherwise provided by statute, or in the Articles of Incorporation, every shareholder of record shall have the right, at every shareholders’ meeting, to one vote for every share standing in his name on the books of the Corporation. Every shareholder may vote in person or by proxy as provided by law.

Section 2.08     Conference Telephone. One or more shareholders may participate in a meeting of the shareholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 2.09     Informal Action. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by all of the shareholders who would be entitled to vote at a meeting for such purpose and shall be filed with the Secretary of the Corporation.

Section 2.10     Judges of Election. In advance of any meeting of shareholders, the Board of Directors may appoint Judges of Election, who need not be shareholders, to act at such meeting or any adjournment thereof. If Judges of Election be not so appointed, the Chairman of any such meeting may, and on the request of any shareholder or his proxy shall, make such appointment at the meeting. The number of Judges shall be one or three. If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares present and entitled to vote shall determine whether one or three judges are to be appointed. No person who is a candidate for office shall act as a Judge. If there are three Judges of Election the decision, act or certificate of a majority shall be effective in all respects as the decision, act or certificate of all.

Section 2.11     Manner of Voting. All elections and votes of shareholders shall be viva voce unless otherwise required by law, or unless any shareholder shall file with the Secretary of the meeting a written request that such election or vote shall be by ballot.

ARTICLE III

DIRECTORS

Section 3.01     Number of Directors and Election. The management, control and government of the Corporation shall be vested in a Board of Directors consisting of not less than five (5) nor more than twenty-five (25) members in number, as fixed from time to time by the Board of Directors of the Corporation. The Directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall be as nearly equal in number as possible. If the number of Class I, Class II or Class III Directors is fixed for any term of office, it shall not be increased during that term, except by a majority vote of the Continuing Directors. Except for the initial Board of Directors, the term of office of each class shall be three years; provided, however, that the term of office of the initial Class I Directors shall expire at the annual election of Directors by the shareholders of the Corporation in 1985; the term of office of the initial Class II Directors shall expire at the annual election of Directors by the shareholders of the Corporation in 1986; the term of office of the initial Class III Directors shall expire at the annual election of Directors by the shareholders of the Corporation in 1987, so that, after the expiration of each such initial term, the terms of office of one class of Directors shall expire each year when their respective successors have been duly elected by the shareholders and qualified. At each annual election of the Directors by the shareholders of the Corporation held during and after 1984, the Directors chosen to succeed those whose terms then expire shall be identified as being of the same class as the Directors they succeed. A Director must be a shareholder of the Corporation.

Section 3.02     Vacancies. If a vacancy occurs on the Board of Directors of the Corporation after the first annual election of Directors for the class in which such Director sits, a majority of the remaining Directors shall have the exclusive power to fill the vacancy by electing a Director to hold office for the unexpired term in respect of which the vacancy occurred.

Section 3.03     Powers. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised and done by the shareholders.

Section 3.04     Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the Commonwealth of Pennsylvania.

Section 3.05     First Meeting. The first meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of shareholders at which such directors are elected and no notice of such meeting shall be necessary or the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors. At such regular annual meeting the Board of Directors shall organize itself and elect the officers of the Corporation for the ensuing year and may transact any other business.

Section 3.06     Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be designated by the directors.

Section 3.07     Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President on two days’ notice to each director, given either personally or by mail or by telegram; special meetings shall be called by the Chairman of the Board or the President or the Secretary in like manner and on like notice on the written request of two directors.

Section 3.08     Quorum. At all meetings of the Board of Directors a majority of the directors in office shall be necessary to constitute a quorum for the transaction of business, and the acts of a majority of the directors at a meeting at which a quorum is present shall be the acts of the Board of Directors. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

Section 3.09     Conference Telephone. One or more directors may participate in a meeting of the Board of Directors (or a committee thereof) by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.

Section 3.10     Informal Action. Any action which may be taken at a meeting of the directors or the members of the executive committee may be taken without a meeting if a consent or consents in writing setting forth the action so taken shall be signed by all the directors or the members of the executive committee, as the case may be, and shall be filed with the secretary of the Corporation.

Section 3.11     Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate one or more committees, each committee to consist of two or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided by resolution of the Board of Directors, shall have and exercise the authority of the Board of Directors in the management of the business and affairs of the Corporation. Vacancies in the membership of any committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. Each Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

Section 3.12     Compensation. Directors, as such, shall not receive any stated salary for their services but, by resolution of the Board of Directors, a fixed sum, and expenses of attendance, may be allowed for attendance at each regular or special meeting of the Board of Directors or at meetings of the Executive Committee. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV

OFFICERS AND AGENTS

Section 4.01     Titles. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer who shall have such powers and duties as set forth herein and as from time to time determined by the Board of Directors. The board may also elect, at its discretion, a Chairman of the Board, one or more vice presidents, assistant secretaries and assistant treasurers, and such other officers, agents, trustees and fiduciaries as it shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The Chairman of the Board, President and Secretary shall be natural persons of full age; the Treasurer may be a corporation but, if a natural person, shall be of full age. Any number of the aforesaid offices may be held by the same person.

Section 4.02     Election of Officers. The Board of Directors, immediately after each annual meeting of shareholders, shall elect a President, a Secretary and a Treasurer, who need not be members of the Board of Directors.

Section 4.03     Salaries. The salaries of the executive officers of the Corporation shall be fixed by the Board of Directors. The President shall fix the compensation of all other officers, agents and employees of the Corporation.

Section 4.04     Terms of Office. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

ARTICLE V

DUTIES OF OFFICERS

Section 5.01     Chairman of the Board. The Chairman of the Board, if any, shall have such powers and perform such duties as may be assigned to him by the Board of Directors.

Section 5.02     President. Unless provided otherwise by the Board of Directors, the President shall be the chief executive officer of the Corporation; shall preside at all meetings of the shareholders and the Board of Directors; shall have general and active management of the business of the Corporation; and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

Section 5.03     Vice Presidents. The Vice-President, or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.04     Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the Executive Committee when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature.

Section 5.05     Assistant Secretaries. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

Section 5.06     Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

Section 5.07     Assistant Treasurers. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI

SHARES OF CAPITAL STOCK

Section 6.01     Right to Certificate. Every shareholder of record of fully paid stock shall be entitled to a share certificate representing the shares owned by him.

Section 6.02     Form of Certificate. Share certificates shall be in such form as may be required by law and prescribed by the Board of Directors. Every share certificate shall show the name of the registered holder, the number and class of shares and the series, if any, represented thereby, and the par value of each share or a statement that such shares are without par value. Every share certificate shall be signed by the President or a Vice-President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal, which may be a facsimile, either engraved or printed. Where a certificate is signed by a transfer agent or a registrar, the signature of any such corporate officer may be a facsimile, engraved or printed. If any officer whose signature appears on such certificate shall cease to be such officer of the Corporation for any reason, such certificate may nevertheless be adopted by the Corporation and be issued and delivered with the same effect as though the person had not ceased to be such officer of the Corporation.

Section 6.03     Registered Stockholders. Each shareholder, at the time of the issuance of the share certificate to him shall notify the Secretary of the Corporation in writing of the address to which such shareholder wishes notices relating to the business of the Corporation to be mailed to him. He shall thereafter notify the Secretary in writing of any changes in such address. The Corporation shall be entitled to treat the holder of record of any share or shares as the holder in fact thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, and shall not be liable for any registration or transfer of shares which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

Section 6.04     Transfers of Stock. Shares of the capital stock of the Corporation shall be transferable on the books of the Corporation only upon delivery of the certificates representing the same duly endorsed by the person in whose name such shares are registered or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original letter of attorney, duly approved or an official copy thereof, duly certified, shall be deposited and remain with the Corporation. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited and remain with the Corporation in its discretion.

Section 6.05     Lost and Destroyed Certificates. New certificates for shares of stock may be issued to replace certificates lost, stolen, destroyed or mutilated upon such terms and conditions, including proof of loss or destruction and the giving of a satisfactory bond of indemnity as the Board of Directors or the transfer agent of the corporation from time to time may determine.

Section 6.06     Record Date. Unless otherwise required by law, the Board of Directors may fix a time, not more than fifty days prior to the date of any meeting of the shareholders, or the date fixed for the payment of any dividend or distribution, or the date for the allotment of rights, or the date when any change or conversion or exchange of shares will be made or will go into effect, as a record date for the determination of the shareholders entitled to notice of, or to vote at, any such meeting, or entitled to receive payment of any such dividend or distribution, or entitled to receive any such allotment of rights, or to exercise the rights in respect to any such change, conversion, or exchange of shares. In any such case only such shareholders as shall be shareholders of record on the day fixed shall be entitled to notice of, or to vote at, such meeting or to receive payment of such dividend or distribution, or to receive such allotment of rights, or to exercise any such rights in respect to any such change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the date so fixed. The Board of Directors may close the books of the Corporation against transfers of shares during the whole or any part of such period, and in such case written or printed notice thereof shall be mailed at least ten days before the closing thereof to each shareholder of record at the address appearing on the records of the Corporation or supplied by him to the Corporation for the purpose of notice. While the stock transfer books are closed, no transfer of shares shall be made thereon. Unless such a record date is fixed by the Board of Directors for the determination of shareholders entitled to receive notice of, or vote at, a shareholders’ meeting, transferees of shares which are transferred on the books of the Corporation within ten days next preceding the date of such meeting shall not be entitled to notice of or to vote at such meeting.

ARTICLE VII

DIVIDENDS

Section 7.01     Declaration of Dividends. Dividends upon the shares of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its shares, subject to the provisions of the Articles of Incorporation.

Section 7.02     Reserves. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VIII*

INDEMNIFICATION AND INSURANCE

Section 8.01     Limitation of Liability. A director of this Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take action, unless the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Directors’ Liability Act, as from time to time amended, or any successor provision, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. This provision shall not apply to the responsibility or liability of a director pursuant to any criminal statute or the liability of a director for payment of taxes pursuant to local, State or Federal law. This Section 8.01 shall be applicable to any action taken or any failure to take any action on or after January 27, 1987.

Section 8.02     Indemnification. The Corporation shall indemnify any officer or director (or employee or agent designated by majority vote of the Board of Directors to the extent provided in such vote) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, proceedings, whether civil, criminal, administrative or investigative (including action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer (or employee or agent) of the Corporation or is or was serving at the request of the Corporation as a director, officer (or employee or agent) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. Officers and directors of subsidiaries of the Corporation shall be deemed to be persons acting as an officer or director of another corporation at the request of the Corporation. Indemnification pursuant to this Section shall not be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses incurred by an officer, director, employee or agent purportedly indemnified by this Section in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 8.02 shall continue as

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* Amended March 24, 1987 to add new Section 8.01, revise 8.02, and renumber 8.03 (formerly 8.02).

to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person. This Section 8.02 shall not be effective with respect to any action, suit or proceeding commenced prior to January 27, 1987.

Section 8.03     Insurance. The Board of Directors may authorize, by a vote of a majority of the whole Board of Directors, the Corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VIII.

ARTICLE IX

GENERAL PROVISIONS

Section 9.01     Financial Reports. The Board of Directors shall have discretion to determine whether financial reports shall be sent to shareholders, what such reports shall contain, and whether such reports shall be audited or accompanied by the report of an independent or certified public accountant.

Section 9.02     Corporate Seal. The Board of Directors shall prescribe the form of a suitable corporate seal, which shall contain the full name of the Corporation and the year and state of incorporation.

Section 9.03     Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

Section 9.04     Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 9.05     Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Attendance of a person, either in person or by proxy, at any meeting shall constitute a waiver of notice of such meeting.

ARTICLE X

AMENDMENTS

Section 10.01   Amendment. Any amendment, alteration, change or repeal of these By-Laws of the Corporation shall require the affirmative vote of the holders of at least seventy-five (75%) percent of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken as a single class); provided, however, that this Section 10.01 shall not apply to, and such seventy-five (75%) percent vote shall not be required for, and the affirmative vote or a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken together as a single class) shall be required for, any amendment, alteration, change or repeal recommended to the stockholders by three-fourths (3/4) of the entire Board of Directors (or if there is a person or persons serving on the Board other than Continuing Directors, by three-fourths (3/4) of the Continuing Directors). If any of the foregoing provisions are finally judicially determined to be invalid, then these By-Laws of the Corporation may only be amended, altered, changed or repealed by the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (taken together as a single class).